As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST IV, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

81-2847976

(I.R.S. Employer Identification Number)

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Nicholas M. Look

Secretary

Strategic Storage Trust IV, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

NELSON MULLINS RILEY & SCARBOROUGH LLP

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a “large accelerated filer,” an “accelerated filer,” a “non-accelerated filer,” a “smaller reporting company,” or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A, Class T, and Class W Common Stock, $0.001 par value per share	$ 50,000,000	$ 6,490

(1)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

Distribution Reinvestment Plan

$50,000,000 in Shares of Common Stock

Strategic Storage Trust IV, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes for our taxable year ended December 31, 2017. As of July 20, 2020, we wholly owned 24 properties in nine states, and 50% interests in one operating property and three parcels of land under development in joint ventures located in the Greater Toronto Area of Ontario, Canada. We are externally managed by Strategic Storage Advisor IV, LLC, our advisor. SmartStop REIT Advisors, LLC, our sponsor, is the sole member of our advisor and Strategic Storage Property Management IV, LLC, our property manager.

We have established an amended and restated distribution reinvestment plan (the “Plan”) designed to provide existing holders of shares of our common stock, consisting of three classes of shares: Class A Common Stock (“Class A Shares”), Class T Common Stock (“Class T Shares”), and Class W Common Stock (“Class W Shares”), with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of our common stock through the Plan. Some of the significant features of the Plan are as follows:

•	Stockholders who elect to participate in the Plan may choose to invest all or a portion of their cash distributions in shares of our common stock.

•	Distributions on shares will be reinvested into additional shares of the same class.

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We are offering the shares at a purchase price equal to the estimated value per share of the Class A Shares, Class T Shares, and Class W Shares approved by our board of directors, which price is currently $22.65 per share.

•	We may offer shares of common stock under the Plan until we have sold an aggregate of $50,000,000 in shares.

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We may amend or terminate the Plan for any reason at any time upon ten days’ prior written notice to participants, which may be provided by filing a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”); provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan.

•	Participants may terminate participation in the Plan at any time by providing us with written notice.

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If you elect to participate in the Plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash.

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Stockholders may elect to participate in the Plan by completing the appropriate section of the account update form attached as Appendix A to this prospectus. If you are already enrolled in the Plan, no action is required.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Number of Shares Being Offered	Offering Price per Share(2)	Maximum Proceeds (Before Expenses)
Class A common stock(1)	1,103,753 shares	$22.65	$25,000,000
Class T common stock(1)	883,002 shares	$22.65	$20,000,000
Class W common stock(1)	220,751 shares	$22.65	$5,000,000

(1)	We reserve the right to reallocate shares offered among the classes of shares.
(2)

The price per share presented is based on the estimated value per share of each class of the Company’s shares as of March 31, 2020. In the event the Company updates its estimated value per share, the prices per share will be updated accordingly, per the terms of the Plan.

July 30, 2020

SUITABILITY STANDARDS

We have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents - Shares will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

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For Iowa Residents - Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non exchange traded real estate investment trusts may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation.

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For Kansas Residents - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs.

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For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-publicly traded REITs.

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For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents - No more than 10% of any one Massachusetts investor’s liquid net worth may be invested in us and in other illiquid direct participation programs.

•	For Missouri Residents - No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in any single class of our stock.

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For Nebraska Residents - In addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our shares and in other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

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For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income at least $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

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For New Mexico Residents - In addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

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For North Dakota Residents - Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

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For Ohio Residents - It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her, or its liquid net worth.

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For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania resident’s investment in us must be no more than 10% of his or her net worth.

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For Puerto Rico Residents - In addition to the general suitability standards listed above, an investor may not invest, and we may not accept from an investor more than 10% of that investor’s liquid net worth in shares of us, our affiliates, and in other similar non-traded direct participation programs.

•	For Tennessee Residents - A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

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For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares, or the beneficiary of the account.

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You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We cannot guarantee the accuracy of any such forward-looking statements, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factors included in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q.

PROSPECTUS SUMMARY

Strategic Storage Trust IV, Inc.

Strategic Storage Trust IV, Inc. is a Maryland corporation incorporated in 2016 that elected to qualify as a REIT for federal income tax purposes beginning the taxable year ended December 31, 2017. We commenced our initial public offering of shares of our common stock on March 17, 2017 on a “best efforts” basis. As of July 20, 2020, we had received gross offering proceeds of approximately $247.8 million, consisting of approximately $125.9 million from the sale of approximately 5.0 million Class A Shares, approximately $96.8 million from the sale of approximately 4.0 million Class T Shares, and approximately $25.1 million from the sale of approximately 1.1 million Class W Shares.

As of July 20, 2020, we wholly owned 24 properties in nine states (Arizona, California, Florida, Nevada, New Jersey, North Carolina, Texas, Virginia, and Washington), and 50% interests in one operating property and three parcels of land under development in joint ventures located in the Greater Toronto Area of Ontario, Canada. Our portfolio of self storage properties comprises approximately 18,000 units and approximately 2 million net rentable square feet as of July 20, 2020.

Our office is located at 10 Terrace Road, Ladera Ranch, California 92694. Our telephone number is (877) 327-3485 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.strategicreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

Strategic Storage Advisor IV, LLC, which was formed in Delaware in 2016, is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor is 100% owned by SmartStop REIT Advisors, LLC, our sponsor.

Our Property Manager

Strategic Storage Property Management IV, LLC, a Delaware limited liability company, is our property manager and manages our properties. Our property manager was formed in 2016 to manage our properties. The officers of our property manager have significant experience managing self storage facilities throughout the United States and Toronto, Canada. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors: H. Michael Schwartz, our Chairman and Chief Executive Officer, and two independent directors, Dean I. Ader and Alexander S. Vellandi. All of our executive officers are affiliated with our advisor and/or our property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year subsequent to the year in which we initially qualified to be taxed as a REIT, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are currently offering up to $50,000,000 in shares of common stock to our existing stockholders pursuant to the Plan. The purchase price for Class A Shares, Class T Shares, and Class W Shares under the Plan is currently $22.65, which is equal to the estimated value per share for such classes of shares, unless subsequently adjusted by our board of directors. We will offer shares under the Plan pursuant to this prospectus until we sell all $50,000,000 in shares of common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the Plan for any reason, except that no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan. We reserve the right to reallocate the shares offered among the classes of shares. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required state registration is generally for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Distribution Reinvestment Plan

This prospectus describes the Plan, which is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Distributions on shares will be reinvested into additional shares of the same class. Regardless of your participation in the Plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in the Plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of directors may terminate the Plan in our discretion at any time upon ten days’ written notice to participants.

Use of Proceeds

The proceeds raised pursuant to the Plan will be primarily used for general corporate purposes, including but not limited to, investments in self storage facilities and related self storage real estate investments and payment of real estate-related acquisition expenses, and for funding our share redemption program.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the period ended March 31, 2020, our 2020 proxy statement, as well as all future documents we file pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Documents by Reference and Where You Can Find Additional Information.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, as the same may be updated from time to time by future filings under the Exchange Act, which are incorporated by reference into this prospectus, before purchasing our common stock. The risks discussed in our reports can adversely affect our business, operating results, prospects, and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

ESTIMATED USE OF PROCEEDS

The proceeds raised pursuant to the Plan will be primarily used for general corporate purposes, including but not limited to, investments in self storage facilities and related self storage real estate investments and payment of real estate-related acquisition expenses, and for funding our share redemption program.

We cannot predict with any certainty how much Plan proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold. No selling commissions, dealer manager fees, or stockholder servicing fees are payable on shares sold under the Plan, and we expect any other offering expenses to be nominal. We will pay actual expenses incurred in connection with this registration and offering of shares, including but not limited to legal fees, printing expenses, mailing costs, blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $57,000 (or less than 1% of the maximum proceeds).

DESCRIPTION OF OUR DISTRIBUTION REINVESTMENT PLAN

The Plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering $50,000,000 in shares of our common stock under the Plan. The following discussion summarizes the principal terms of the Plan. The full text of the Plan is included as Appendix B to this prospectus.

Eligibility

Participation in the Plan is limited to investors who currently own our shares. We may elect to deny your participation in the Plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in the Plan by completing the appropriate section of an account update form, which is attached as Appendix A to this prospectus, or other approved enrollment form available from us. Your participation in the Plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under the Plan until we have sold all of the shares of stock registered in this offering, have terminated this offering, or have terminated the Plan. You can choose to have all or a portion of your distributions reinvested through the Plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete the appropriate section of a new account update form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock other than through a participating broker-dealer, through us. If you are already enrolled in the Plan, no action is required.

Stock Purchases

Stock will be purchased under the Plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the Plan.

Distributions on shares will be reinvested in an amount equal to the estimated value per share of shares of the same class approved by the board of directors and in effect on the date of purchase of the shares, which estimated value per share is currently $22.65 per share. The offering price for shares purchased under the Plan may increase or decrease at any time. We will not charge you any other fees in connection with your purchase of shares under the Plan. The price for shares purchased under the Plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under the Plan may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under the Plan.

Account Statements

Within 90 days after the end of each calendar year, we will make available to you a statement of account describing your distributions received, number of shares purchased, the per share purchase price for such shares pursuant to the Plan during the prior year, and the total number of shares owned. Tax information regarding your participation in the Plan will be sent to you at least annually.

In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in the Plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the Plan. We will not receive a fee for selling stock under the Plan.

Voting

You may vote all shares of stock acquired through the Plan.

Tax Consequences of Participation

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any further distributions are treated as gain from the sale of shares.

If you participate in the Plan, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders; subject to narrow exceptions, REIT distributions, including deemed dividends under the Plan, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions. The shares received by you pursuant to the Plan will have a holding period beginning with the day after the distribution, and a tax basis equal to the value of the shares received.

Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the Plan. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in the Plan is intended only as a general discussion of the current federal income tax consequences of participating in the Plan. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the Plan.

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually. You may terminate your participation in the Plan at any time by providing us with written notice. Any transfer of your stock will cause a termination of the participation of those shares of stock in the Plan. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in our subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of the Plan

We may amend or terminate the Plan for any reason at any time upon ten days’ prior written notice to participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan, as specified above.

Governing Law

The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the Plan

All inquiries regarding the Plan should be directed to:

Strategic Storage Trust IV, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

PLAN OF DISTRIBUTION

We are offering a maximum of $50,000,000 in shares to our current stockholders through the Plan. Distributions on shares will be reinvested into additional shares of the same class. We reserve the right to reallocate the shares offered among the classes of shares. The purchase price per Class A Share, Class T Share, and Class W Share will be $22.65, which is the estimated value per share for Class A Shares, Class T Shares, and Class W Shares, unless subsequently adjusted by our board of directors. We may continue to offer the aggregate of $50,000,000 in shares of common stock until we have sold all of these shares through the reinvestment of distributions. We reserve the right to terminate this offering at any time. We have no basis for estimating the number of shares that will be sold. We will not pay selling commissions or a dealer manager fee with respect to the Plan.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

We are permitted to limit the liability of our directors, officers, and other agents, and to indemnify them, only to the extent permitted by Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”).

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property, or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law, as amended (the “MGCL”) requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property, or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may also order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor, or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that covers all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, officers, employees, agents, advisor, and affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor, or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor, or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors, or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor, or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor, or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor, or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor, or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) has passed upon the legality of the common stock. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The financial statements and schedule as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.strategicreit.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	The description of our shares contained in our Registration Statement on Form 8-A12G (Registration No. 000-55928) filed with the SEC on April 26, 2018, as may be amended and updated;

•	Amendment to Current Report on Form 8-K/A filed with the SEC on January 17, 2020;

•	Current Report on Form 8-K filed with the SEC on February 3, 2020;

•	Annual Report on Form 10-K filed with the SEC on March 20, 2020;

•	Current Report on Form 8-K filed with the SEC on March 31, 2020;

•	Current Report on Form 8-K filed with the SEC on April 3, 2020;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2020;

•	Current Report on Form 8-K filed with the SEC on April 23, 2020;

•	Quarterly Report on Form 10-Q filed with the SEC on May 13, 2020;

•	Current Report on Form 8-K filed with the SEC on June 12, 2020;

•	Current Report on Form 8-K filed with the SEC on June 30, 2020; and

•	Current Report on Form 8-K filed with the SEC on July 15, 2020.

In addition, all documents and reports, which we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of the securities described in this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports; provided, however, that we are not incorporating any information “furnished” to the SEC which is not deemed filed. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at 1-877-327-3485 or write us at Strategic Storage Trust IV, Inc., 10 Terrace Road, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

APPENDIX A

SSTIV STRATEGIC STORAGE TRUST

ACCOUNT UPDATE FORM

Strategic Storage Trust IV, Inc.
Account Number (Required) ______________________

Complete this form and return to:

Strategic Storage Trust IV, Inc.
c/o Strategic Transfer Agent Services, LLC
10 Terrace Road
Ladera Ranch, CA 92694
Phone: 866-418-5144
Fax: 949-429-6606
(Fax only accepted for non-custodial accounts)

INSTRUCTIONS Please complete all applicable sections depending upon your account change(s). Check all boxes that apply.

☐ **CHANGE OF ADDRESS** (Sections 1, 2 & 5) ☐ **CHANGE OF REPRESENTATIVE OR BROKER-DEALER** (Sections 1, 3 & 5) ☐ **DISTRIBUTION INSTRUCTIONS** (Sections 1, 4 & 5)

1) CURRENT ACCOUNT OWNER INFORMATION

Account Name(s)

Telephone Number ☐☐☐ - ☐☐☐ - ☐☐☐☐

Registered Owner's SSN or TID ______________________

2) CHANGE OF ADDRESS

If you are providing an address outside of the U.S., please complete the following by indicating citizenship status (REQUIRED):

☐ **U.S. CITIZEN** ☐ **RESIDENT ALIEN** ☐ **NON-RESIDENT ALIEN* - COUNTRY OF ORIGIN** ______________________

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W8EXP OR W8IMY).

Please indicate whether the change of the address pertains to the:

☐ **MAILING ADDRESS** or ☐ **ALTERNATIVE ADDRESS**

Address

City

State ☐☐

Zip Code ☐☐☐☐☐

Home Telephone Number ☐☐☐ - ☐☐☐ - ☐☐☐☐

Business Telephone Number ☐☐☐ - ☐☐☐ - ☐☐☐☐

Email Address

3) CHANGE OF REPRESENTATIVE OR BROKER-DEALER

If the account owner chooses to change from one registered representative to another within the same broker-dealer, a signature is only required from an authorized principal of the broker-dealer. If the account owner chooses to transfer account(s) to a different broker-dealer, all registered account owners and an authorized principal from the new broker-dealer must sign. The registered representative on the account may not sign as the authorized principal for the broker-dealer. For custodial accounts, a Medallion Signature Guarantee stamp or appropriate authorization from the custodian is required in section 5.

Firm Name

Registered Representative

Representative Number

Branch Address

City

State ☐☐

Zip Code ☐☐☐☐☐

Telephone Number ☐☐☐ - ☐☐☐ - ☐☐☐☐

Fax Number ☐☐☐ - ☐☐☐ - ☐☐☐☐

Signature by Authorized Principal Required

Questions regarding your account should be directed to: 866-418-5144 | www.StrategicREIT.com SST4-7-2020 Page 1 of 2

A-1

SSTIV STRATEGIC STORAGE TRUST

ACCOUNT UPDATE FORM

4) DISTRIBUTION INSTRUCTION

Distribution updates will take the effect for the next distribution that occurs at least 30 days after receipt of this form. This authorization will supersede any previous distribution instructions.

☐ Cash ____________ %

☐ DRP ____________ %

Total = 100%

Initial to Participate

If you participate in the Distribution Reinvestment Plan (DRP), we request that you notify the above referenced investment(s) and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards set forth in the original subscription agreement(s) you signed for the above referenced investment(s).

Please check all that apply:

☐ **Participate in Distribution Reinvestment Plan**

☐ **Discontinue Distribution Reinvestment Plan**

☐ **Elect Direct Deposit/Change Banking Information**

☐ **Discontinue Direct Deposit**

☐ **Mail Distribution Checks to Address of Record**

☐ **Mail Distribution Checks to Financial Institution**

- Direct Deposit is not available for investments made through brokerage or custodial held accounts.
- When initiating Direct Deposit, you are required to submit either a voided check or letter from the designated financial institution which verifies the direct deposit instructions.
- By electing to have my distributions reinvested in the Distribution Reinvestment Plan, I agree that I have received and have had the opportunity to review the Prospectus and the Distribution Reinvestment Plan for the investment(s) designated above.
- Changes to custodial accounts require a Medallion Signature Guarantee stamp or appropriate authorization from the custodian.

Financial Institution Information

Name of Financial Institution

Account Number

Mailing Address

City

State

Zip Code

Direct Deposit Information

The above referenced investment(s) is (are) authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until the above referenced investment(s) has (have) notified me (us) that this deposit service has been terminated. In the event that the above referenced investment(s) deposit(s) funds erroneously into my (our) account, it is (they are) authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Select One: ☐ Checking Account (voided check REQUIRED)

☐ Savings Account

9-DIGIT ROUTING/ABA NUMBER (see example)

ABC Business
1234 Park Avenue
Anytown, CA
1234
PAY TO THE ORDER OF
Anywhere Bank
U.S.A
MEMO
VOID
Routing Number
Account Number

5) SIGNATURES

All Registered Account Owners are Required to Sign

Account Owner Signature

Date

Joint Account Owner or Authorized Signature of Custodian

Date

CUSTODIAL ACCOUNTS REQUIRE A MEDALLION SIGNATURE GUARANTEE STAMP OR APPROVAL FROM THE CUSTODIAN

Questions regarding your account should be directed to: 866-418-5144 | www.StrategicREIT.com SST4-7-2020 Page 2 of 2

A-2

APPENDIX B

STRATEGIC STORAGE TRUST IV, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Effective as of July 1, 2019

Strategic Storage Trust IV, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1.    Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (the “Initial Public Offering”), or (B) purchase Shares pursuant to any subsequent offering of the Company (“Subsequent Offering,” each of the Initial Public Offering and Subsequent Offering is an “Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Company’s dealer manager (“Dealer Manager”) or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2.    Effective Date. The DRP was approved by the Company’s board of directors (the “Board of Directors”) on June 20, 2019 and became effective on July 1, 2019. Any additional amendment to or amendment and restatement of the DRP shall be effective as provided in Section 12.

3.    Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering or purchases shares in any Subsequent Offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form, or any other appropriate authorization form as may be available from the Company, the Dealer Manager, or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment, or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the Shares registered have been sold, the Company has terminated all Offerings, or the Company has terminated the DRP. A Participant can choose to have all or a portion of Distributions reinvested through the DRP. A Participant may also change the percentage of Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Dealer Manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.    Purchase of Shares. Participants may acquire DRP Shares from the Company at a price per Share equal to the estimated value per share of the Class A Shares, Class T Shares, and Class W Shares approved by the Board of Directors and in effect on the date of purchase of the DRP Shares. Participants may purchase shares as described until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all Offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price for the Class A Shares, the Class T Shares, and the Class W Shares was determined by the Board of Directors in its business judgment. The Board of Directors may set or change the DRP Share price for the purchase of Class A Shares, Class T Shares, and Class W Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5.    No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6.    Exclusion of Certain Distributions. The Board of Directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in Shares under the DRP.

7.    Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8.    Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9.    Voting. A Participant may vote all Shares acquired through the DRP.

10.    Reports. Within 90 days after the end of each fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price, and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11.    Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12.    Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the independent directors) amend, modify, suspend, or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13.    Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

STRATEGIC STORAGE TRUST IV, INC.

Distribution Reinvestment Plan

$50,000,000 in Shares of

Common Stock

PROSPECTUS

July 30, 2020

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Strategic Storage Trust IV, Inc. (the “Company”) in connection with the distribution of the securities registered under the Company’s amended and restated distribution reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$6,490
Legal fees and expenses	25,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	5,000
Other Expenses	10,000

Total	$56,490

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Our Employee and Director Long-Term Incentive Plan (the “Incentive Plan”) provides limitations on liability of directors as members of our board and as members of our compensation committee with respect to any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such person under the Incentive Plan, except for those acts or omissions resulting from such person’s gross negligence or willful misconduct. Further, the Incentive Plan provides that the members of our compensation committee shall be indemnified by us for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by our charter and bylaws.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

4.1*	Account Update Form (including distribution instructions) (included as Appendix A to prospectus)

4.2*	Amended and Restated Distribution Reinvestment Plan (included as Appendix B to prospectus)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities

23.1*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney

99.1*	Consent of Duff & Phelps, LLC

*	Filed herewith.

Item 17.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the

Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on July 30, 2020.

Strategic Storage Trust IV, Inc.

/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 30, 2020

/s/ Matt F. Lopez Matt F. Lopez	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 30, 2020

/s/ Alexander S. Vellandi Alexander S. Vellandi*	Independent Director	July 30, 2020

/s/ Dean I. Ader Dean I. Ader*	Independent Director	July 30, 2020

*	By: Matt F. Lopez, as Attorney in fact, pursuant to Power of Attorney dated July 28, 2020 and filed herewith.

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